EXHIBIT 10.6

SECOND OMNIBUS AMENDMENT TO

SECURITIES PURCHASE AGREEMENT AND

CONVERTIBLE PROMISSORY NOTE

This SECONDOMNIBUS AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND CONVERTIBLE PROMISSORYNOTE(the “Amendment”) isdated and effective as of the September 1, 2025 (the “Amendment Effective Date”), by and among GIVBUX, INC., a Nevada corporation (the “Company”) and KIPS BAY SELECT LP, a Delaware limited partnership, or registered assigns (the “Holder”).

RECITALS

WHEREAS, the Company and the Holder entered into and executed that certain Securities Purchase Agreement dated as of May 7, 2025, as amended by that certain Omnibus Amendment thereto, dated as of June 30, 2025 (such Securities Purchase Agreement, together with all renewals, extensions, future advances, further amendments, modifications, substitutions, or replacements thereof, collectively referred to as the “Purchase Agreement”); and

WHEREAS, pursuant to the Purchase Agreement, the Company executed and delivered to Holder (i) a Convertible Promissory Note, dated as of May 7, 2025, in an aggregate principal amount of up to Five Hundred Sixty-Six Thousand Six-Hundred Sixty-Six and 68/100 Dollars ($566,666.68) (the “Original Note”), (ii) a Convertible Promissory Note, dated as of June 30, 2025, in an aggregate principal amount of up to One Hundred Thirty-Eight Thousand Eight-Hundred Eighty-Eight and 89/100 Dollars (138,888.89) (the “Second Note”), and (iii) a Convertible Promissory Note, dated as of August 4, 2025, in an aggregate principal amount of up to Fifty-Five Thousand Five-Hundred Fifty-Five and 50/100 Dollars ($55,555.50) (the “Additional Note” and together with the Original Note and the Second Note, the “Issued Notes”); and

WHEREAS, in connection with the Purchase Agreement and the Original Note the Company and its Subsidiaries executed and delivered to Holder various ancillary documents referred to in the Purchase Agreement (the “Transaction Documents”); and

WHEREAS, each of the Holder and the Company desire to amend to amend the Purchase Agreement, the form of Note attached Exhibit A to the Purchase Agreement and the Issued Notes in certain respects.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Purchase Agreement, except as otherwise specifically set forth herein. In addition.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Purchase Agreement, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

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4. Amendment to Purchase Agreement. The form of Note attached to the Purchase Agreement as Exhibit A is hereby replaced with Exhibit A hereto.

5. Amendments to Issued Notes. Section 5.13(a) of the Issued Notes is hereby deleted and replaced with the following:

(a) “Conversion Price” (x) prior to the listing of the Common Stock on the OTCQB means $0.50, and (y) following the listing of the Common Stock on the OTCQB, means the lesser of (i) the closing price of the Common Stock on the Trading Market on the Issuance Date and (ii) 80% of the lowest VWAP over the ten (10) Trading Day period ending on the date the Conversion Notice is delivered, subject to adjustment as provided herein.

6. No further Waiver of Closing Conditions; Commitment Shares. The Company and the Holder have agreed that the Company shall issue and the Holder shall purchase an additional Note not contemplated by the Purchase Agreement on the date hereof in the aggregate principal amount Thirty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($33,333.33) for a purchase price of Thirty Thousand and zero/100 Dollars ($30,000.00) (the “Second Additional Note”). While by its acceptance of the Second Additional Note the Holder has agreed to waive certain of the closing conditions and closing deliverables required in the Purchase Agreement for the issuance of a Note in relation to the issuance of the Second Additional Note, such acceptance shall not be deemed to be a waiver of any closing deliverables or closing conditions for any Subsequent Tranche nor shall such acceptance be deemed to be a waiver by the Holder of any rights or remedies that the Holder may hold as of the date hereof under any of the Transaction Documents all of which the Holder explicitly reserves, including with respect to the Event of Default which has occurred under the Issued Notes. Nothing herein shall be deemed to require the Holder to return any Commitment Shares which have been issued to the Holder prior to the date hereof, which the Company hereby agrees that the Holder has earned in their entirety.

7. Representations and Warranties. The Company hereby confirm and affirm that all representations and warranties made by the Company under the Purchase Agreement and all other Transaction Documents are true, correct and complete in all material respects as of the date of the Purchase Agreement, and hereby confirm and affirm that all such representations and warranties remain true, correct and complete in all material respects as of the date of this Amendment, and by this reference, the Company does hereby re-make each and every one of such representations and warranties herein as of the date of this Amendment, as if each and every one of such representations and warranties was set forth and re-made in its entirety in this Amendment by the Company, as same may be qualified by revised disclosure schedules attached to this Amendment, if any (if no revised disclosures are attached to this Amendment, then no such revised disclosure schedules shall be deemed to exist or to qualify any of the representations and warranties hereby re-made).

8. Affirmation. The Company hereby affirm all of its obligations to the Holder under all of the Transaction Documents and agree and affirm as follows: (i) that as of the date hereof, the Company has performed, satisfied and complied in all material respects with all the covenants, agreements and conditions under each of the Transaction Documents to be performed, satisfied or complied with by the Company; (ii) that the Company shall continue to perform each and every covenant, agreement and condition set forth in each of the Transaction Documents and this Amendment, and continue to be bound by each and all of the terms and provisions thereof and hereof; (iii) that as of the date hereof, no default or Event of Default has occurred or is continuing under the Purchase Agreement or any other Transaction Document, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under the Purchase Agreement or any other Transaction Document; and (iv) that as of the date hereof, no event, fact, or other set of circumstances has occurred which could reasonably be expected to have, cause, or result in a Material Adverse Effect.

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9. Ratification. The Company hereby acknowledges, represents, warrants and confirms to Holder that: (i) each of the Transaction Documents executed by the Company is a valid and binding obligations of the Company and its Subsidiaries, enforceable against the Company and its Subsidiaries in accordance with their respective terms; (ii) the Issued Notes and Second Additional Note, and all other obligations of the Company under the Purchase Agreement, all other Transaction Documents and this Amendment, shall be and continue to be and remain guaranteed by the Guarantee; and (iii) no oral representations, statements, or inducements have been made by Holder, or any agent or representative of Holder, with respect to the Purchase Agreement, this Amendment, the Issued Notes, the Second Additional Note or any other Transaction Document.

10. Holder’s Conduct. As of the date of this Amendment, the Company hereby acknowledges and admits that: (i) the Holder has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Purchase Agreement or any other Transaction Document; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Purchase Agreement or the other Transaction Documents, except as expressly set forth herein, or in the Purchase Agreement and the other Transaction Documents.

11. Redefined Terms. The term “Transaction Documents,” as defined in the Purchase Agreement and as used in this Amendment, shall be deemed to refer to and include the Issued Notes, the Second Additional Note, this Amendment, and all other documents or instruments executed in connection with this Amendment and the execution and delivery of the Second Additional Note.

12. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a) Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Company of this Amendment, the Issued Notes, the Second Additional Note, and all other documents executed and delivered in connection herewith and therewith, and the performance by Company of all of its obligations hereunder and thereunder, have been duly and validly authorized and approved by the Company and its board of directors, managers, members, shareholders, and other Persons pursuant to all applicable laws, and no other corporate or company action or consent on the part of the Company or its board of directors, stockholders, members, managers, or any other Person, is necessary or required by the Company to execute this Amendment, the Second Additional Note, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein and therein, or perform all of the Company’s obligations hereunder and thereunder. This Amendment, the Issued Notes, the Second Additional Note, and each of the documents executed and delivered in connection herewith and therewith have been duly and validly executed by the Company (and the Person executing this Amendment, the Second Additional Note, and all such other documents for the Company is duly authorized to act and execute same on behalf of Company) and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

13. Effect on Agreement and Transaction Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the Purchase Agreement and the Transaction Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

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14. No Waiver. For the avoidance of doubt, neither this Amendment, nor shall Holder’s agreement to purchase the Note in the second Tranche, be deemed or construed in any manner as a waiver by the Holder of any claims, Proceedings, defaults, Events of Default, breaches or misrepresentations by the Company under the Purchase Agreement, any other Transaction Documents, including with respect to the Event of Default which has occurred under the Issued Notes or any of Holder’s rights or remedies in connection therewith.

15. Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

16. Document Review and Legal Fees. The Company agrees to pay to the Holder or its counsel a legal fee equal to Five Thousand Hundred Dollars ($5,000.00) for the preparation, negotiation and execution of this Amendment and all other documents in connection herewith, which shall be due and payable by the Company upon execution of this.

[Signatures on the following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

The Company: GIVBUX, INC., a Nevada corporation

By:
Name:
Title:

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The Holder: KIPS BAY SELECT LP, a Delaware limited liability partnership

By:
Name:
Title:

EXHIBITA

FORM OF CONVERTIBLE NOTE